EXHIBIT 99.1

Wilhelmina International, Inc. Reports Results for the Year Ended 2018

Financial Highlights

(IN THOUSANDS)	Q4 18	Q4 17	% CHANGE	YEAR ENDED 2018	YEAR ENDED 2017	% CHANGE

Total Revenues	$18,386	$17,042	7.9%	$77,851	$73,196	6.4%

Operating Income (Loss)	206	(611)	*	1,373	(299)	*

Income (Loss) Before Provision for Taxes	159	(651)	*	1,189	(521)	*

Net Income	59	180	-67.2%	856	163	*

Cash Flow Provided by (used in) Operating Activities	2,025	1,832	10.5%	3,756	(327)	*

EBITDA**	450	(377)	*	2,280	513	344.4%

Adjusted EBITDA**	552	(233)	*	2,726	1,163	134.4%

Pre-Corporate EBITDA**	782	29	*	3,851	2,242	71.8%

**Non-GAAP measures referenced are detailed in the disclosures at the end of this release. *Not Meaningful

DALLAS, March 20, 2019 (GLOBE NEWSWIRE) -- Wilhelmina International, Inc. (Nasdaq: WHLM) ("Wilhelmina" or the "Company") today reported revenues for the fiscal year ended December 31, 2018 of $77.9 million, compared to $73.2 million for 2017. Net income was $0.9 million, or $0.16 per fully diluted share, for 2018, compared to $0.2 million, or $0.03 per fully diluted share, for 2017. Net income for 2017 had been favorably impacted by a $0.7 million income tax benefit largely attributable to passage of the U.S. Tax Cuts and Jobs Act. Net cash provided by operating activities was $3.8 million in 2018, compared to net cash used by operating activities of $0.3 million in 2017. Pre-Corporate EBITDA was $3.9 million in 2018, compared to $2.2 million in 2017.

On a quarterly basis, the Company reported total revenues of $18.4 million for the three months ended December 31, 2018, compared to $17.0 million for the same period of the prior year. Net income for the fourth quarter of 2018 was $0.1 million, compared to $0.2 million for the fourth quarter of 2017. Net income for the three months ended December 31, 2017 had been favorably impacted by a $0.8 million income tax benefit largely attributable to passage of the U.S. Tax Cuts and Jobs Act. Net cash provided by operating activities was $2.0 million for the three months ended December 31, 2018, compared to $1.8 million for the three months ended December 31, 2017. Pre-Corporate EBITDA increased to $0.8 million for the three months ended December 31, 2018, compared to $29 thousand for the three months ended December 31, 2017.

Mark Schwarz, Executive Chairman of Wilhelmina, said, “Wilhelmina delivered continued revenue growth for the fourth quarter in a row. Operating income was much improved compared to the prior year quarter and full year. The Company also achieved strong cash generation in the fourth quarter and for the full year, ending with a cash balance of $6.7 million.”

“As I reflect on 2018, I’m proud of the tremendous work of the Wilhelmina team,” said William Wackermann, Chief Executive Officer of Wilhelmina International. “We grew our digital initiatives, signed incredible talent and developed new business categories. These results were achieved along with growing revenue, net income, and EBITDA while reducing operating costs. I believe we’re entering 2019 on a firm foundation for long-term growth.”

Wilhemina achieved the following strategic goals in 2018:

Strengthened the core modeling business and provide outstanding service to clients and talent

  Booked models into leading campaigns including Calvin Klein, Michael Kors, Ralph Lauren, COACH, Louis Vuitton, Alexander Wang, Prada, Marc Jacobs, Yeezy and NARS.

  Secured magazine covers, such as Harper’s Bazaar, ELLE and Vogue Japan.

  Improved accounts receivable days sales outstanding (“DSO”) by 19 days over the past two years to enable faster payments to talent.

Promoted industry leadership and cultural relevance

  Established Wilhelmina Titans for Big & Tall models.

  Wilhelmina Curve booked the first curve model in a Victoria’s Secret PINK campaign.

  Wilhelmina Celebrity secured Nicki Minaj’s first Vogue cover.

  New celebrities and influencers signed to the Company include Rae Sremmurd, Rich the Kid, Charlie Puth, Kygo, and Miles and Sofia Richie.

Drove expansion in new and growing business categories

  Aperture secured talent into Super Bowl commercials, campaigns, films and television shows.

  Wilhelmina Studio expanded, casting and producing social and digital brand campaigns. Highlights included MCM Festive with Miles and Sofia Richie, and Diesel Haute Couture with Nicki Minaj.

  Reached new audiences through “Vivian,” a Snapchat original series produced in collaboration with E!, NBCU Digital Labs, and IPC.

Fortified the business through disciplined management

  Generated $3.8 million of net cash provided by operating activities in 2018.

  Reduced operating expenses driven by 7.5% decrease in office and general expenses.

  Increased operating income to $1.4 million, compared to an operating loss of $0.3 million in the prior year.

Financial Results

Changes in net income, EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA for the three months and year ended December 31, 2018, when compared to the three months and year ended December 31, 2017, were primarily the result of the following:

  Revenues net of model costs increased by $1.3 million, or 6.4%, for the year ended December 31, 2018 when compared to the year ended December 31, 2017, primarily due to an increase in core modeling bookings in the United States, and an increase in bookings with the Aperture and Wilhelmina Studio divisions. Revenue net of model costs increased by $0.6 million, or 13.5%, for the three months ended December 31, 2018, when compared to the three months ended December 31, 2017, primarily due to higher core modeling bookings in the United States.

  Salaries and service costs for the year ended December 31, 2018 decreased $0.1 million, or 0.6%, when compared to the year ended December 31, 2017, primarily due to a reduction in share based payment expense in 2018. Salary and service costs for the three months ended December 31, 2018 were relatively unchanged when compared to the three months ended December 31, 2017.

  Office and general expenses decreased $0.4 million, or 7.5%, for the year ended December 31, 2018 compared to the year ended December 31, 2017, due primarily to reduced bad debt expenses, reduced legal fees, reduced insurance expenses, and reduced office supply expense. Office and general expenses decreased $0.2 million, or 15.0%, for the three months ended December 31, 2018, compared to the three months ended December 31, 2017, primarily due to reduced bad debt expenses, reduced legal fees, and reduced office supply expense.

  Amortization and depreciation expense increased $0.1 million for the year ended December 31, 2018, compared to 2017 primarily due to new equipment being placed into service during 2017 and 2018.

  Corporate overhead expenses increased $46 thousand for the year ended December 31, 2018, compared to 2017 primarily due to higher stock exchange fees and SEC related compliance costs.

  Operating income increased $1.7 million for the year ended December 31, 2018 compared to the prior year due to increased revenues and lower operating expenses. For the three months ended December 31, 2018, operating income increased $0.8 million compared to the three months ended December 31, 2017, due to increased revenues and lower operating expenses.

  Net income increased $0.7 million for the year ended December 31, 2018, compared to 2017, primarily due to an increase in operating income, partially offset by an increase in income tax expense.

The following table reconciles reported net income under generally accepted accounting principles to non-GAAP measures EBITDA, Adjusted EBITDA, and Pre-Corporate EBITDA for the fourth quarter and year ended December 31, 2018 and December 31, 2017.

(IN THOUSANDS)	THREE MONTHS ENDED DECEMBER 31,		YEAR ENDED DECEMBER 31,
	2018	2017	2018	2017
Net income (loss)	$59	$180	$856	$163
Interest expense	28	40	101	128
Income tax expense (benefit)	100	(831)	333	(684)
Amortization and depreciation	263	234	990	906
EBITDA	$450	$(377)	$2,280	$513
Foreign exchange loss	19	-	83	54
Loss from unconsolidated affiliate	-	-	-	40
Share-based payment expense	83	144	363	556
Adjusted EBITDA	$552	$(233)	$2,726	$1,163
Corporate overhead	230	262	1,125	1,079
Pre-Corporate EBITDA	$782	$29	$3,851	$2,242

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
As of December 31, 2018 and 2017
(In thousands, except share data)

	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$6,748	$4,256
Accounts receivable, net of allowance for doubtful accounts of $1,791 and $2,171, respectively	11,901	13,627
Prepaid expenses and other current assets	197	180
Total current assets	18,846	18,063

Property and equipment, net of accumulated depreciation of $3,264 and $2,349, respectively	2,567	3,039

Trademarks and trade names with indefinite lives	8,467	8,467
Other intangibles with finite lives, net of accumulated amortization of $8,684 and $8,609 respectively	53	128
Goodwill	13,192	13,192
Other assets	114	137

TOTAL ASSETS	$43,239	$43,026

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$5,071	$3,985
Due to models	8,809	10,190
Term loan - current	623	524
Total current liabilities	14,503	14,699

Long term liabilities:
Net deferred income tax liability	631	521
Term loan - non-current	2,000	1,623
Total long-term liabilities	2,631	2,144

Total liabilities	17,134	16,843

Shareholders’ equity:
Common stock, $0.01 par value, 9,000,000 shares authorized; 6,472,038 shares issued at December 31, 2018 and December 31, 2017	65	65
Treasury stock, 1,264,154 and 1,090,370 at December 31, 2018 and December 31, 2017, at cost	(6,093)	(4,893)
Additional paid-in capital	88,255	87,892
Accumulated deficit	(56,029)	(56,885)
Accumulated other comprehensive income	(93)	4
Total shareholders’ equity	26,105	26,183

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$43,239	$43,026

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
For the Years Ended December 31, 2018 and 2017
(In thousands, except per share data)

	Three Months Ended		Year Ended
	Dec 31, 2018	Dec 31, 2017	Dec 31, 2018	Dec 31, 2017
Revenues
Revenues	$18,366	$17,042	$77,791	$73,162
License fees and other income	20	-	60	34
Total revenues	18,386	17,042	77,851	73,196

Model costs	13,076	12,365	55,600	52,275

Revenues net of model costs	5,310	4,677	22,251	20,921

Operating expenses
Salaries and service costs	3,506	3,492	14,015	14,103
Office and general expenses	1,105	1,300	4,748	5,132
Amortization and depreciation	263	234	990	906
Corporate overhead	230	262	1,125	1,079
Total operating expenses	5,104	5,288	20,878	21,220
Operating income (loss)	206	(611)	1,373	(299)

Other expense:
Foreign exchange loss	(19)	-	(83)	(54)
Loss from unconsolidated affiliate	-	-	-	(40)
Interest expense	(28)	(40)	(101)	(128)
Total other expense	(47)	(40)	(184)	(222)

Income (loss) before provision for income taxes	159	(651)	1,189	(521)

Provision for income taxes:
Current	(4)	(180)	(224)	(362)
Deferred	(96)	1,011	(109)	1,046
Income tax benefit (expense)	(100)	831	(333)	684

Net income	$59	$180	$856	$163

Other comprehensive income
Foreign currency translation benefit (loss)	(41)	(31)	(97)	54
Total comprehensive income	$18	$149	$759	$217

Basic net income per common share	$0.01	$0.03	$0.16	$0.03
Diluted net income per common share	$0.01	$0.03	$0.16	$0.03

Weighted average common shares outstanding-basic	5,254	5,382	5,328	5,382
Weighted average common shares outstanding-diluted	5,254	5,382	5,328	5,382

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2018 and 2017
 (In thousands)

	2018	2017
Cash flows from operating activities:
Net income:	$856	$163
Adjustments to reconcile net income to net cash used in operating activities:
Amortization and depreciation	990	906
Share based payment expense	363	556
Bad debt expenses	58	172
Changes in operating assets and liabilities:
Accounts receivable	1,668	3,148
Prepaid expenses and other current assets	(17)	667
Other assets	23	27
Due to models	(1,381)	(4,027)
Accounts payable and accrued liabilities	1,086	(796)
Contingent liability to seller	-	(97)
Deferred income taxes	110	(1,046)
Net cash provided by (used in) operating activities	3,756	(327)

Cash flows from investing activities:
Purchases of property and equipment	(443)	(657)
Net cash used in investing activities	(443)	(657)

Cash flows from financing activities:
Purchases of treasury stock	(1,200)	-
Proceeds from term loan	1,000	-
Payments on term loan	(524)	(502)
Net cash used in financing activities	(724)	(502)

Foreign currency effect on cash flows:	(97)	54

Net change in cash and cash equivalents:	2,492	(1,432)
Cash and cash equivalents, beginning of period	4,256	5,688
Cash and cash equivalents, end of period	$6,748	$4,256

Supplemental disclosures of cash flow information:
Cash paid for interest	$99	$110
Cash refund of income taxes	$44	$376

Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA represent measures of financial performance that are not calculated and presented in accordance with U.S. generally accepted accounting principles (“non-GAAP financial measures”). The Company considers EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA to be important measures of performance because they:

  are key operating metrics of the Company's business;
  are used by management in its planning and budgeting processes and to monitor and evaluate its financial and operating results; and
  provide stockholders and potential investors with a means to evaluate the Company's financial and operating results against other companies within the Company's industry.

The Company's calculation of non-GAAP financial measures may not be consistent with similar calculations by other companies in the Company's industry. The Company calculates EBITDA as net income plus interest expense, income tax expense, and depreciation and amortization expense. The Company calculates “Adjusted EBITDA” as EBITDA plus foreign exchange gain/loss plus gain/loss from unconsolidated affiliate plus share-based payment expense and certain significant non-recurring items that the Company may include from time to time. The Company calculates “Pre-Corporate EBITDA” as Adjusted EBITDA plus corporate overhead expense, which includes director compensation, SEC compliance costs, audit and professional fees, and other public company costs.

Non-GAAP financial measures should not be considered as alternatives to net and operating income as an indicator of the Company's operating performance or cash flows from operating activities as a measure of liquidity or any other measure of performance derived in accordance with generally accepted accounting principles.

Form 10-K Filing

Additional information concerning the Company's results of operations and financial position is included in the Company's Form 10-K for the fiscal year ended December 31, 2018 filed with the Securities and Exchange Commission on March 20, 2019.

Forward-Looking Statements

This press release contains certain “forward-looking” statements as such term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relating to the Company are based on the beliefs of the Company’s management as well as information currently available to the Company’s management. When used in this report, the words “anticipate,” “believe,” “estimate,” “expect” and “intend” and words or phrases of similar import, as they relate to the Company or Company management, are intended to identify forward-looking statements. Such forward-looking statements include, in particular, projections about the Company’s future results, statements about its plans, strategies, business prospects, changes and trends in its business and the markets in which it operates. Additionally, statements concerning future matters such as gross billing levels, revenue levels, expense levels, and other statements regarding matters that are not historical are forward-looking statements. Management cautions that these forward-looking statements relate to future events or the Company’s future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance, or achievements of its business or its industry to be materially different from those expressed or implied by any forward-looking statements. Should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. The Company does not undertake any obligation to publicly update these forward-looking statements.  As a result, no person should place undue reliance on these forward-looking statements.

About Wilhelmina International, Inc. (www.wilhelmina.com):

Wilhelmina, and its other subsidiaries, is an international full-service fashion model and talent management service, specializing in the representation and management of leading models, celebrities, artists, photographers, athletes, and content creators. Established in 1967 by fashion model Wilhelmina Cooper, Wilhelmina is one of the oldest and largest fashion model management companies in the world. Wilhelmina, a publicly traded company, is headquartered in New York and, since its founding, has grown to include operations in Los Angeles, Miami, London and Chicago. Wilhelmina also owns Aperture, a talent and commercial agency located in New York and Los Angeles. For more information, please visit www.wilhelmina.com and follow @WilhelminaModels.

CONTACT:	Investor Relations
Wilhelmina International, Inc.
214-661-7488
ir@wilhelmina.com